As filed with the Securities and Exchange Commission on March 15, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Spectrum Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2423556
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-162057

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Spectrum Brands, Inc. (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Common Stock” in the Prospectus included in the Company’s Registration Statement on Form S-3 (File No. 333-162057), filed with the Securities and Exchange Commission on November 10, 2009, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

3.1	Certificate of Incorporation of Spectrum Brands, Inc., dated August 28, 2009 (filed by incorporation by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).

3.2	Bylaws of Spectrum Brands, Inc. (filed by incorporation by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).

4.1	Specimen certificate for shares of common stock (filed by incorporation by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 15, 2010

SPECTRUM BRANDS, INC.

By:	/s/ ANTHONY L. GENITO
Name:	Anthony L. Genito
Title:	Executive Vice President and Chief Financial Officer